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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Proxim Corporation of our report, dated January 24, 2003, except for Note 20, as to which the date is March 17, 2003, and except for Note 2, as to which the date is August 22, 2003, relating to the financial statements of Proxim Corporation for the year ended December 31, 2002, which appears in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
February 11, 2004